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                                                                    EXHIBIT 10.1


                             AMENDMENT NO. 1 TO THE
                           NOBLE DRILLING CORPORATION
                         401(k) SAVINGS RESTORATION PLAN

         Pursuant to the provisions of Section 4.1 thereof, the Noble Drilling Corporation 401(k) Savings Restoration Plan (the "Plan") is hereby amended in the following respects only:

         FIRST: Section 1.1(o) of the Plan is hereby amended by restatement in its entirety to read as follows:

                  (o) "Unit Value" means an amount equal to (i) if the ordinary shares of Noble Corporation, a Cayman Islands exempted company limited by shares and the ultimate parent corporation of the Employers, are listed or admitted to trading on a securities exchange registered under the Securities Exchange Act of 1934, the average of the closing sale prices per share of such shares as reported on the principal such exchange for the immediately preceding five days on which a sale of such shares was reported on such exchange, (ii) if the ordinary shares of Noble Corporation are not listed or admitted to trading on any such exchange, but are listed as a national market security by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDA") or any similar system then in use, the average of the closing sale prices per share of such shares as reported on NASDAQ or such system for the immediately preceding five days on which a sale of such shares was reported on NASDAQ or such system, and (iii) if the ordinary shares of Noble Corporation are not listed or admitted to trading on any such exchange and are not listed as a national market security on NASDAQ or any similar system then in use, but are quoted on NASDAQ or any similar system then in use, the average of the mean between the closing high bid and low asked quotations per share for such shares as reported on NASDAQ or such system for the immediately preceding five days on which bid and asked quotations for such shares were reported on NASDAQ or such system.

         SECOND: Section 3.2(b) of the Plan is hereby amended by restatement in its entirety to read as follows:

                  (b) The number of Units equal to the number of the ordinary shares of Noble Corporation that would have been contributed to the 401(k) Plan as an Employer Matching Contribution for such Participant for each month during a Plan Year if the compensation such Participant elected to defer for such month pursuant to Plan Section 3.1(i) had been contributed to the 401(k) Plan as a pre-tax contribution for such Participant for such month shall be credited to such Participant's Matching Account for that year no later than 15 business days after the end of such month.





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         THIRD: Section 3.4 of the Plan is hereby amended by restatement in its entirety to read as follows:

                  Section 3.4 Unit Adjustments. If a cash dividend is paid on the ordinary shares of Noble Corporation, each Account then credited with a Unit shall be credited on the date said dividend is paid with the number of Units equal to the amount of said dividend per share multiplied by the number of Units then credited to such Account, with the product thereof divided by the Unit Value on the date such dividend is paid. If Noble Corporation effects a split of its ordinary shares or pays a dividend in the form of its ordinary shares, or if the outstanding ordinary shares of Noble Corporation are combined into a smaller number of shares, the Units then credited to an Account shall be increased or decreased to reflect proportionately the increase or decrease in the number of outstanding ordinary shares of Noble Corporation resulting from such split, dividend or combination. In the event of a reclassification of the ordinary shares of Noble Corporation not covered by the foregoing, or in the event of a liquidation, separation or reorganization (including, without limitation, a merger, amalgamation, consolidation or sale of assets) involving Noble Corporation, the Board of Directors of the Company shall make such adjustments, if any, to an Account as such Board may deem appropriate.

         FOURTH: The last paragraph of Section 3.5 of the Plan is hereby amended by restatement in its entirety to read as follows:

                  When Units credited to an Account maintained by an Employer for a Participant become distributable, such Units shall be canceled and the Employer maintaining such Account shall deliver or cause to be delivered to the distributee a certificate evidencing the ownership of one ordinary share of Noble Corporation for each Unit so canceled; provided, however, that if the rules of any stock exchange or stock market on which the ordinary shares of Noble Corporation are listed require member approval of the Plan as a prerequisite for listing on such stock exchange or stock market the ordinary shares of Noble Corporation deliverable under the Plan, then, unless and until such member approval is obtained, all ordinary shares of Noble Corporation delivered pursuant to the Plan shall be shares acquired by such Employer (or a trustee acting on behalf of such Employer) either in the open market or from Noble Corporation or one of its affiliates. When an amount credited as a dollar amount to an Account maintained by an Employer for a Participant becomes distributable, such amount shall be paid by such Employer to the distributee in cash and charged against such Account. If the amount credited to an Account is paid in installments over a period of years, the provisions of Plan Sections
         3.3 and 3.4 shall continue to apply to the amount credited to such Account from time to time. An Employer making a payment or causing ordinary shares of Noble Corporation to be delivered to or with respect to a Participant pursuant to this Plan shall withhold from any such payment or delivery and shall remit to the appropriate governmental authority, any income, employment or other tax such Employer is required by applicable law to so withhold from and remit on behalf of the payee.





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         FIFTH: Section 5.1 of the Plan is hereby amended by restatement in its entirety to read as follows:

                  Section 5.1 Nature of Plan and Rights. This Plan is unfunded and maintained by the Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Employers. The Units credited and Accounts maintained under this Plan are fictional devices used solely for the accounting purposes of this Plan to determine an amount of money to be paid and a number of ordinary shares of Noble Corporation to be delivered by an Employer to a Participant pursuant to this Plan, and shall not be deemed or construed to create a trust fund or security interest of any kind for or to grant a property interest of any kind to any Participant, designated beneficiary or estate. The amounts credited by an Employer to Accounts maintained under this Plan are and for all purposes shall continue to be a part of the general liabilities of such Employer, and to the extent that a Participant, designated beneficiary or estate acquires a right to receive a payment from such Employer pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of such Employer.

         IN WITNESS WHEREOF, this Amendment has been executed by Noble Drilling Corporation on behalf of all Employers to be effective as of May 1, 2002.

                                          NOBLE DRILLING CORPORATION



                                          By /s/ Robert D. Campbell
                                            ------------------------------------
                                            Robert D. Campbell, President




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